Exhibit 10.1

Amendment
to
Condor Hospitality Trust 2016 Stock Plan

The first sentence of Section 5.1 of the Condor Hospitality Trust 2016 Stock Plan is hereby amended and replaced in its entirety with the following:

“The number of shares of Stock subject to Awards under the Plan may not exceed 761,538 shares of Stock.”

Effective May 17, 2018